Exhibit 32.2

 Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Everett R. Bassie, Director and Interim Chief Financial Officer of American International Holdings Corp., a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report of Form 10-Q for the period ended March 31, 2017.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above annual report fairly presents, in all respects, the financial condition of American International Holdings Corp. and results of its operations.

Date: June 5, 2018

/s/ Everett R. Bassie
Everett R. Bassie
Chief Financial Officer and Board Member